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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of United Online, Inc. (the "Company") of our report dated August 14, 2001 relating to the consolidated balance sheet of the Company, which appears in the Company's Registration Statement on Form S-4 (No. 333-63704).

/s/ PricewaterhouseCoopers LLP

Century City, California
May 20, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS